As filed with the Securities and Exchange Commission on November 10, 2004

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOCRYST PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1413174
(State of Incorporation)	(I.R.S. Employer Identification No.)

2190 Parkway Lake Drive
Birmingham, Alabama 35244

(Address of Principal Executive Offices)

1991 Stock Option Plan
(Amended and Restated Effective March 8, 2004)

(Full Title of the Plans)

Charles E. Bugg, Ph.D.
Chairman and Chief Executive Officer
BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, Alabama 35244
(205) 444-4600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Richard R. Plumridge, Esq.
Jennifer A. D’Alessandro, Esq.
Holme Roberts &Owen LLP
1700 Lincoln Street, Suite 4100
Denver, CO 80203
(303) 861-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)

Common Stock, $0.01 par value	1,000,000(2)	$5.96	$5,960,000	$755.13

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Increase in authorized number of shares underlying the 1991 Stock Option Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s Common Stock on November 4, 2004, as reported on The Nasdaq National Market.

(4)	The registration fee for the securities registered hereby was calculated by multiplying the proposed maximum offering price by .0001267 in accordance with Section 6(b) of the Securities Act and the related rules.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

        This Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8. The contents of the earlier Registration Statements on Form S-8, Registration Nos. 333-39484 and 333-30751 are hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Holme Roberts & Owen LLP (filed herewith).

10.1	Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 to the
Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No.
000-23186)).

23.1	Consent of Ernst & Young, Independent Auditors. (filed herewith)

23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 10th day of November, 2004.

BIOCRYST PHARMACEUTICALS, INC. By: /s/ Charles E. Bugg, Ph.D. Charles E. Bugg, Ph.D. Chairman and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of BIOCRYST PHARMACEUTICALS, INC. hereby constitute and appoint Charles E. Bugg, Ph.D. and Michael A. Darwin, and each of them, as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Bugg, Ph.D	Chairman, Chief Executive Officer and	November 10, 2004
Charles E. Bugg, Ph.D	Director (Principal Executive Officer)

/s/ J. Claude Bennett, M.D	President, Chief Operating Officer, Medical	November 10, 2004
J. Claude Bennett, M.D	Director and Director

/s/ Michael A. Darwin	Chief Financial Officer, Secretary and	November 10, 2004
Michael A. Darwin	Treasurer (Principal Financial and
Accounting Officer)

/s/ William W. Featheringill	Director	November 10, 2004
William W. Featheringill

/s/ Carl L. Gordon, CFA, Ph.D	Director	November 10, 2004
Carl L. Gordon, CFA, Ph.D

/s/ John L. Higgins	Director	November 10, 2004
John L. Higgins

/s/ Zola P. Horovitz, Ph.D	Director	November 10, 2004
Zola P. Horovitz, Ph.D

/s/ Joseph H. Sherrill, Jr	Director	November 10, 2004
Joseph H. Sherrill, Jr

/s/ William M. Spencer, III	Director	November 10, 2004
William M. Spencer, III

/s/ Randolph C. Steer, M.D., Ph.D	Director	November 10, 2004
Randolph C. Steer, M.D., Ph.D